Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117595, No. 333-135347, No. 333-144452, No. 333-159867, No. 333-167776, and No. 333-175238) of Auxilium Pharmaceuticals, Inc. of our report dated February 29, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

February 29, 2012